As filed with the Securities and Exchange Commission on June 4, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Assertio Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-0598378
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 S. Saunders Road, Suite 300

Lake Forest, IL 60045

(Address of Principal Executive Offices)

Assertio Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan

Amended and Restated Assertio Holdings, Inc. 2004 Employee Stock Purchase Plan
(Full Title of the Plan)

Daniel A. Peisert
100 South Sanders Rd., Suite 300
Lake Forest, IL 60045
(224) 419-7106

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Ryan A. Murr, Esq.

Gibson, Dunn & Crutcher LLP

555 Mission Street, Suite 3000

San Francisco, California 94105

Telephone: (415) 393-8373

Facsimile: (415) 374-8430

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.0001 per share, available under the Assertio Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan	13,000,000	$0.81	(2)	$10,530,000	(2)	$1,366.79
Common Stock, par value $0.0001 per share, available under the Amended and Restated Assertio Holdings, Inc. 2004 Employee Stock Purchase Plan	1,200,000	$0.69	(3)	$828,000	(3)	$107.47
TOTAL	14,200,000			$11,358,000		$1,474.27

(1)              Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of common stock, par value $0.0001 (the “Common Stock”), which become issuable by reason of any stock split, stock dividend or similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Common Stock.

(2)              Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on May 27, 2020.

(3)              Estimated in accordance with Rule 457(h) based on a 15% discount from the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on May 27, 2020 of $0.81, such discount representing the maximum permissible discount offered pursuant to such plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Assertio Holdings, Inc. (the “Company” or the “Registrant”) to register 14,200,000 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) issuable under the Assertio Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan and the Amended and Restated Assertio Holdings, Inc. 2004 Employee Stock Purchase Plan (collectively, the “Plans”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information required in Part I of this Registration Statement is included in one or more prospectuses for the Plans that are not filed as part of this Registration Statement in accordance with Rule 428 of the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Documents by Reference.

The following documents, previously filed by the Registrant (or its predecessor issuer pursuant to Rule 12g-3 of the Exchange Act) with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof:

•                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed by Assertio Therapeutics, Inc. on March 10, 2020;

•                  The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed by Assertio Therapeutics, Inc. on May 11, 2020;

•                  The Registrant’s Current Reports on Form 8-K filed with the Commission by Assertio Therapeutics, Inc. on January 13, 2020, January 16, 2020, February 7, 2020, February 13, 2020, February 20, 2020, March 17, 2020, April 21, 2020 and April 24, 2020;

•                  The Registrant’s Current Reports on Form 8-K filed with the Commission on May 19, 2020 and May 27, 2020.

•                  The description of the Registrant’s Common Stock contained in Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 filed with the Commission on April 17, 2020, as amended.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                   Description of Securities.

Not applicable.

Item 5.                   Interests of Named Experts and Counsel.

Not applicable.

Item 6.                          Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

In an action brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys’ fees).

The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, (ii) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.

Section 145 of the DGCL permits indemnification of officers and directors under certain circumstances in connection with liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Registrant is authorized by its Charter and Bylaws to indemnify its directors and officers to the fullest extent permitted under Delaware law.  Registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements provide that the Registrant will indemnify each of its directors and such officers to the fullest extent permitted by law and by the Charter or Bylaws.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation of Registrant provides for the elimination of personal monetary liability of directors to the fullest extent permissible under Delaware law.

Item 7.                          Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Assertio Holdings, Inc., dated May 19, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K12B filed on May 19, 2020).

4.2	Amended and Restated Bylaws of Assertio Holdings, Inc., dated May 19, 2020 (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K12B filed on May 19, 2020).

5.1	Opinion of Gibson, Dunn & Crutcher LLP*

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Gibson, Dunn & Crutcher (contained in Exhibit 5.1)*

24.1	Power of Attorney (included as part of signature page)*

99.1	Amended and Restated 2014 Omnibus Incentive Plan, as amended (incorporated by reference to Annex G to Amendment No. 1 to the Registrant's Registration Statement on Form S-4 filed on April 17, 2020)

99.2	Amended and Restated 2004 Employee Stock Purchase Plan (incorporated by reference to Annex H to Amendment No. 1 to the Registrant's Registration Statement on Form S-4 filed on April 17, 2020)

*  Filed herewith

Item 9.           Undertakings.

1.             The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on June 3, 2020.

Assertio Holdings, Inc.

By:	/s/ Todd N. Smith
Todd N. Smith
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints each of Todd N. Smith and Megan Timmins, their attorney-in-fact, with power of substitution, in their name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Todd N. Smith	President, Chief Executive Officer and Director	June 3, 2020
Todd N. Smith	(Principal Executive Officer)

/s/ Daniel A. Peisert	Executive Vice President and Chief Financial Officer	June 3, 2020
Daniel A. Peisert	(Principal Financial and Accounting Officer)

/s/ Arthur J. Higgins	Chairman of the Board of Directors	June 3, 2020
Arthur J. Higgins

/s/ Heather L. Mason	Director	June 3, 2020
Heather L. Mason

/s/ William T. McKee	Director	June 3, 2020
William T. McKee

/s/ Peter D. Staple	Director	June 3, 2020
Peter D. Staple

/s/ James L. Tyree	Director	June 3, 2020
James L. Tyree

/s/ David E. Wheadon	Director	June 3, 2020
David E. Wheadon

/s/ Timothy P. Walbert	Director	June 3, 2020
Timothy P. Walbert

/s/ Andrea H. Smiley	Director	June 3, 2020
Andrea H. Smiley